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                                                                EXHIBIT 4.2(a)

                        FIRST SUPPLEMENTAL INDENTURE


     THIS FIRST SUPPLEMENTAL INDENTURE is dated as of December 22, 1995 among IDEX CORPORATION, a Delaware corporation, as Issuer (the "Company"), BAND-IT-IDEX, INC., a Delaware corporation ("Band-It"), CORKEN, INC., a Delaware corporation ("Corken"), PULSAFEEDER, INC., a Delaware corporation ("Pulsafeeder"), VIBRATECH, INC., a Delaware corporation ("Vibratech"), VIKING PUMP, INC., a Delaware corporation ("Viking"), WARREN RUPP, INC., a Delaware corporation ("Warren Rupp"), LUBRIQUIP, INC., a Delaware corporation ("Lubriquip"), STRIPPIT, INC., a Delaware corporation ("Strippit," and together with Band-It, Corken, Pulsafeeder, Vibratech, Viking, Warren Rupp and Lubriquip, each an "Original Guarantor" and collectively, the "Original Guarantors"), HALE PRODUCTS, INC., a Pennsylvania corporation ("Hale"), MICROPUMP, INC., a Delaware corporation ("Micropump"), DUNJA VERWALTUNGSGESELLSCHAFT MBH, a German corporation ("Dunja," and together with Hale and Micropump, each a "New Guarantor" and collectively, the "New Guarantors," and together with the Original Guarantors, the "Guarantors"), and Fleet National Bank of Connecticut (formerly known as Shawmut Bank Connecticut, National Association, which was formerly known as The Connecticut National
Bank), a national banking association, as trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company, the Original Guarantors and the Trustee entered into an Indenture, dated as of September 15, 1992 (the "Indenture"), pursuant to which the Company issued $75,000,000 in principal amount of 9 3/4% Senior Subordinated Notes due 2002 (the "Securities") (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture); and

     WHEREAS, Section 11.03 of the Indenture provides that any person that was not a Guarantor on the date of the Indenture may become a Guarantor by executing and delivering to the Trustee, among other things, a supplemental indenture in form and substance satisfactory to the Trustee;

     WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company and the Guarantors when authorized by a Board Resolution of their respective Boards of Directors, and the Trustee, may amend, waive or supplement the Indenture without notice to or consent of any Securityholder to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Securityholders;

     WHEREAS, the Company, the Guarantors and the Trustee desire to supplement the Indenture to include each New Guarantor as a Guarantor under the Indenture, and each New Guarantor has agreed to guarantee the Securities pursuant to Article Eleven of the Indenture;

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     WHEREAS, all acts and things prescribed by the Indenture, by law and by the respective Certificates of Incorporation and By-Laws of the Company, the Guarantors and the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

                                   ARTICLE 1

     Section 1.011. This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes, including but not limited to discharge of the Indenture as provided in Article 8 of the Indenture.

     Section 1.012. Subject to the provisions of Article Eleven of the Indenture, each New Guarantor agrees that it will duly and punctually perform and observe all of the covenants and conditions in the Indenture to be performed by a Guarantor as if such New Guarantor had been an original Guarantor of the Securities. Any Guarantee endorsed on any Security delivered after the date of this First Supplemental Indenture in substitution or exchange for any outstanding Security as provided in the Indenture shall be executed and delivered by each New Guarantor and each such Guarantee on each such Security shall constitute an obligation of such New Guarantor; provided, however, that each Guarantee hereunder shall be effective without such notation.

     Section 1.013. This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                   ARTICLE 2

     Section 1.021. Except as specifically modified herein, the Indenture, the Securities and the Guarantees are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

     Section 1.022. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.


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     Section 1.023.  The laws of the State of New York shall govern this First
Supplemental Indenture without regard to principles of conflicts of law. The Trustee, the Company, the Guarantors and the Securityholders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture.

     Section 1.024. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

     Section 1.025. The recitals to this First Supplemental Indenture shall not be construed as representations of the Trustee and the Trustee makes no representation as to the accuracy of such recitals.

     Section 1.026. The Trustee enters into this Supplemental Indenture in its capacity as Trustee under the Indenture and in reliance on an Opinion of Counsel and an Officers' Certificate.


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                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                 IDEX CORPORATION,
                                 as the Company


                                 By:   Wayne P. Sayatovic
                                    ------------------------------------------
                                 Title: Senior Vice President-Finance & C.F.O.
                                       ---------------------------------------

                                 BAND-IT-IDEX, INC.,
                                 as Guarantor


                                 By: Wayne P. Sayatovic
                                    ------------------------------------------
                                 Title: Senior Vice President-Finance & C.F.O.
                                       ---------------------------------------

                                 CORKEN, INC.,
                                 as Guarantor


                                 By:Wayne P. Sayatovic
                                    ------------------------------------------
                                 Title: Senior Vice President-Finance & C.F.O.
                                       ---------------------------------------


                                 PULSAFEEDER, INC.,
                                 as Guarantor


                                 By:Wayne P. Sayatovic
                                    ------------------------------------------
                                 Title: Senior Vice President-Finance & C.F.O.
                                       ---------------------------------------

                                 VIBRATECH, INC.,
                                 as Guarantor

                                 By: Wayne P. Sayatovic
                                     -----------------------------------------
                                 Title:Senior Vice President-Finance & C.F.O.
                                       ----------------------------------------



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                                        VIKING PUMP, INC.,
                                        as Guarantor


                                        By: Wayne P. Sayatovic
                                           ------------------------------------
                                        Title: Senior Vice President-Finance &
                                               C.F.O.
                                              ---------------------------------

                                        WARREN RUPP, INC.,

                                        By: Wayne P. Sayatovic
                                           ------------------------------------
                                        Title: Senior Vice President-Finance &
                                               C.F.O.
                                              ---------------------------------


                                        LUBRIQUIP, INC.,
                                        as Guarantor

                                        By: Wayne P. Sayatovic
                                           ------------------------------------
                                        Title: Senior Vice President-Finance &
                                               C.F.O.
                                              ---------------------------------


                                        STRIPPIT, INC.,
                                        as Guarantor

                                        By: Wayne P. Sayatovic
                                           ------------------------------------
                                        Title: Senior Vice President-Finance &
                                               C.F.O.
                                              ---------------------------------


                                        HALE PRODUCTS, INC.,
                                        as Guarantor
                                        By: Wayne P. Sayatovic
                                           ------------------------------------
                                        Title: Senior Vice President-Finance &
                                               C.F.O.
                                              ---------------------------------



                                        MICROPUMP, INC.,
                                        as Guarantor

                                        By: Wayne P. Sayatovic
                                           ------------------------------------
                                        Title: Senior Vice President-Finance &
                                               C.F.O.
                                              ---------------------------------


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                                        DUNJA VERWALTUNGSGESELLSCHAFT MBH,
                                        as Guarantor

                                        By:  Robert D. Grindel
                                           --------------------------------
                                        Title: Managing Director
                                               ----------------------------


                                        FLEET NATIONAL BANK OF CONNECTICUT,
                                        as Trustee

                                        By:    Kathy Larimore
                                           ---------------------------------
                                        Title: Assistant Vice President
                                              ------------------------------




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